Exhibit 3.1

CERTIFICATE OF ELIMINATION

OF

MODUSLINK GLOBAL SOLUTIONS, INC.

SERIES B JUNIOR PARTICIPATING PREFERRED STOCK

ModusLink Global Solutions, Inc., a corporation organized and existing under the General Corporation Law of the State of Delaware (hereinafter called the “Corporation”), does hereby certify:

FIRST: That the Board of Directors of the Corporation, by written consent, duly adopted the following resolutions setting forth the proposed elimination of the Corporation’s Series B Junior Participating Preferred Stock as set forth herein:

RESOLVED that no shares of the Corporation’s Series B Junior Participating Preferred Stock are outstanding and none will be issued subject to the Certificate of Designations of the Series B Junior Participating Preferred Stock filed with the Secretary of State of the State of Delaware on March 22, 2012 with respect to such Series B Junior Participating Preferred Stock.

FURTHER RESOLVED, that a Certificate of Elimination be executed and filed with the Secretary of State of the State of Delaware, which shall have the effect when filed in Delaware of eliminating from the Restated Certificate of Incorporation of the Corporation all matters set forth in the Certificate of Designations of the Series B Junior Participating Preferred Stock.

SECOND: None of the authorized shares of the Corporation’s Series B Junior Participating Preferred Stock are outstanding and none will be issued subject to the Certificate of Designations of the Series B Junior Participating Preferred Stock filed with the Secretary of State of the State of Delaware on March 22, 2012.

THIRD: In accordance with the provisions of Section 151 of the General Corporation Law of the State of Delaware, the Restated Certificate of Incorporation of the Corporation is hereby amended to eliminate from the Restated Certificate of Incorporation all matters set forth in the Certificate of Designations of the Series B Junior Participating Preferred Stock with respect to such Series B Junior Participating Preferred Stock.

[Signature Page to Follow]

IN WITNESS WHEREOF, said ModusLink Global Solutions, Inc. has caused this certificate to be executed on behalf of the Corporation by the undersigned authorized officer this 26th day of March, 2013.

MODUSLINK GLOBAL SOLUTIONS, INC.

By:	/s/ Peter L. Gray
Peter L. Gray Executive Vice President, Chief Administrative Officer, General Counsel and Secretary